UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 13, 2005

VISTA GOLD CORP.

(Exact name of registrant as specified in its charter)

Yukon Territory, Canada	1-9025	Not Applicable
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7961 Shaffer Parkway, Suite 5, Littleton, CO		80127
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (720) 981-1185

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01                                             Financial Statements and Exhibits.

(a)  Financial statements of businesses acquired.

(b)  Pro forma financial information.

On December 15, 2005, Vista Gold Corp. (the “Company”) filed a Current Report on Form 8-K (the “Form 8-K”) reporting under Item 2.01, et al., that on December 13, 2005, the Company, through a wholly-owned subsidiary, had acquired all of the outstanding shares of F.W. Lewis, Inc., the assets of which include 55 mineral properties in Nevada and Colorado. Of these properties, 53 are being retained by the Company including two in which the Company is retaining a 50% interest (with the other 51 at 100%). The consideration paid by the Company in this acquisition, reported in the Form 8-K, aggregated approximately $6.5 million. Substantially all of this amount is being allocated to the Company’s mineral properties.

After further evaluation, the Company has determined, using the tests set forth in Rule 3-05 and Rule 11-01 of Regulation S-X, that the Company is not required to file, and will not file, historical or pro forma financial statements of F.W. Lewis, Inc. referred to under Item 9.01 of the Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISTA GOLD CORP.

	By:	/s/ Gregory G. Marlier
Gregory G. Marlier
Chief Financial Officer

Date: February 22, 2006